EXHIBIT 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint MARK D. PETERSON, JASMINA THEODORE BOULANGER, AND MICHAEL ELBAZ, and each of them singly, my true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for me and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2009, and any amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. Scott Mercer	Chairman of the Board and Chief	November 25, 2009
D. Scott Mercer	Executive Officer (Principal
Executive Officer)

/s/ Christian Scherp	Co-President	November 25, 2009
Christian Scherp

/s/ Sailesh Chittipeddi	Co-President	November 25, 2009
Sailesh Chittipeddi

/s/ Jean Hu	Senior Vice President and Chief	November 25, 2009
Jean Hu	Financial Officer (Principal Financial
and Accounting Officer)

/s/ William E. Bendush	Director	November 25, 2009
William E. Bendush

Signature	Title	Date

/s/ Steven J. Bilodeau	Director	November 25, 2009
Steven J. Bilodeau

/s/ Dwight W. Decker	Director	November 25, 2009
Dwight W. Decker

/s/ F. Craig Farrill	Director	November 25, 2009
F. Craig Farrill

/s/ Balakrishnan S. Iyer	Director	November 25, 2009
Balakrishnan S. Iyer

/s/ Matthew E. Massengill	Director	November 25, 2009
Matthew E. Massengill

/s/ Jerre L. Stead	Director	November 25, 2009
Jerre L. Stead

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